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                                                                    EXHIBIT 10.5

                            FOURTH AMENDMENT TO LEASE

      THIS FOURTH AMENDMENT TO LEASE (this "AMENDMENT") is made as of June 7, 2005 between NEW BOSTON LAMBERTON LIMITED PARTNERSHIP, with a principal place of business at 60 State Street, Suite 1500, Boston, Massachusetts 02109-1803 ("LESSOR") and SS&C TECHNOLOGIES, INC. ("LESSEE").

      WHEREAS, Lessor is the owner of a building located at 80 Lamberton Road (the "BUILDING") situated on a parcel of land in Windsor, Connecticut (collectively the "PROPERTY");

      WHEREAS, Monarch Life Insurance Company, Lessor's predecessor-in-interest and Lessee entered into a certain lease for space on the first and second floors of the Building dated September 23, 1997 (the "ORIGINAL LEASE"), as amended by a certain First Amendment to Lease dated November 18, 1997, a certain Second Amendment of Lease dated April, 1999, and as further amended by a certain Third Amendment to Lease effective as of July 1, 1999 (collectively referred to as the "LEASE");

      WHEREAS, pursuant to the terms of the Lease, Lessee occupies 73,457 square feet of space (the "PREMISES");

      WHEREAS, Lessee desires to expand the Premises by an additional 1,398 square feet of space (the "DATA CENTER SPACE").

      NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual promises hereinafter set forth, Lessor and Lessee agree as follows:

      1. Section 2(a) of the Lease is hereby amended by inserting the following after the second sentence of the first paragraph thereof:

      "Effective as of the later of July 1, 2005 or the date enherent Corporation ("ENHERENT") vacates the Data Center Space (as hereinafter defined) (the "DATA CENTER SPACE COMMENCEMENT DATE"), the Premises shall include an additional 1,398 square feet of net rentable area on the first floor of the Building (the "DATA CENTER SPACE"), as more

                                       -1-
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      particularly set forth on Exhibit A-3 attached hereto and incorporated hereby. The Premises shall thereafter consist of 74,855 square feet of net rentable."

      2. Section 4(a) of the Lease is hereby amended by inserting the following after Section 4(a) (iii):

      "(iii) In addition to the Minimum Annual Rent set forth in Section 4(a)(i), (ii) and (iii), Lessee shall pay rent with respect to the Data Center Space only as set forth below:

     Period            Annual Rent per Square Foot           Monthly Rent
----------------       ---------------------------           ------------
7/1/05 - 1/14/08                 $14.00                        $1,631.00

      3. Section 5(a) of the Lease is hereby amended by inserting the following after the third sentence of the first paragraph thereof:

      "Effective as of July 1, 2005, "Lessee's Proportionate Share" shall be 47.68%."

      4. Section 5(b) of the Lease is hereby amended by inserting the following after the first sentence thereof:

      "With respect to the Data Center Space only, Lessee shall pay the Impositions, if any, in excess of the twelve (12) month period commencing January 1, 2005 and ending on December 31, 2005 (the "Data Center Tax Base Year")."

      5. Section 5(c) of the Lease is hereby amended by inserting the following after the first sentence of the first paragraph thereof:

      "With respect to the Data Center Space only, Lessee shall pay the Operating Expenses, if any, in excess of the twelve (12) month period commencing January 1, 2005 and ending on December 31, 2005 (the "Data Center Operating Expense Base Year")."

      6. Tenant accepts the Data Center Space in its "As Is" condition. Landlord shall have no obligation to perform any tenant improvements to the Data Center Space. As of the Data Center Space Commencement Date, Tenant shall, at its sole cost and expense, (a) eliminate the rear door currently connecting the Data Center Space to the premises currently occupied by

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enherent, and (b), if necessary to comply with any applicable laws, rules or regulations, construct a corridor extension to facilitate a second means of access to, and egress from, the Data Center Space.

      7. Section 31 of the Lease is hereby amended by deleting Lessor's contact information therein and inserting the following in lieu thereof:

      "To Landlord:    New Boston Lamberton Limited Partnership
                       60 State Street, Suite 1500
                       Boston, Massachusetts 02109-1803
                       facsimile 617-227-4727
                       telephone 617-723-7760

      with a copy to:  Rappaport, Aserkoff & Gelles
                       60 State Street, Suite 1525
                       Boston, Massachusetts 02109-1803
                       facsimile 617-227-4727
                       telephone 617-227-7345

      with a copy to:  New Boston Management Services, Inc.
                       100 Pearl Street
                       Hartford, Connecticut 06103
                       facsimile 860-293-3310
                       telephone 860-293-3300

      8. Lessor and Lessee hereby acknowledge that the Data Center Space is currently being leased to enherent pursuant to a written lease (the "ENHERENT LEASE"). It shall be a condition precedent to this Amendment that enherent and Lessor enter into and execute an agreement whereby enherent vacates the Data Center Space. In the event that Lessor is not able

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to deliver the Data Center Space to the Lessee on or before September 1, 2005, this Amendment shall be null and void and of no further force and effect, provided, however, that the failure by Lessor to deliver the Data Center Space shall in no way be construed as a default by Lessor under the Lease.

      Executed as of the date first above written.

                                           LESSOR:

                                           NEW BOSTON LAMBERTON LIMITED
                                           PARTNERSHIP

                                           BY: NEW BOSTON FUND IV, INC.
                                               Its General Partner

/s/ Diane Elgart
----------------------------               By: /s/ Gary Hofstetter
Witness                                        -----------------------------

                                                  hereunto duly authorized

                                           LESSEE: Hereunto Duly Authorized
                                                   Gary J. Hofstetter

                                           SS&C TECHNOLOGIES, INC.

/s/ George G. Roller
----------------------------               By: /s/ Patrick J. Pedonti
Witness                                        ---------------------------
                                               PATRICK J. PEDONTI
                                               Its CFO

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                                   EXHIBIT A-3

                                Data Center Space

                                    [GRAPHIC]

                                                                     Exhibit A-3